EXHIBIT 23.2
                                  ------------

                               Consent of KPMG LLP

                                                                    Exhibit 23.2



                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors
Hudson City Bancorp, Inc.:



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1999 relating to the statements of financial condition of Hudson City Savings Bank as of December 31, 1998 and 1997 and the related statements of income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Registration Statement/Prospectus on Form S-1 of Hudson City Bancorp, Inc. dated May 14, 1999, incorporated by reference herein.



                                    KPMG LLP



Short Hills, New Jersey
January 20, 2000